CERTIFICATE OF INCORPORATION

                                       of

                             JT BOWLING ENTERPRISES

                                state OF DELEWARE

                               Secretary OF STATE

                            DIVISION Of' CORPORATIONS

                            FILED 09:00 AM 07/75/1998

                               981?74?56 - ?9?1063

         The undersigned a natural person, for the purpose f organizing a corporation for conducting the business, and promoting the purposes Hereinafter stated, under the provisions and subject to the requirements of the la's of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Cods as the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation law aw of the State of Delaware"), hereby certifies that:

FIRST The name of the corporation (hereinafter celled the "Corporation") is JT BOWLING ENTERPRISES, INC.

SECOND: The address, including street, nun ber city and county, of the registered office of the Corporation in the State of Delaware 3 is 1013 Centre Road, City of Wilmington, County of New Castle 19805; and the names )f the registered agent of the Corporation in the State of Delaware at such address is 0: Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful. set or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares of stock k which the Corporation shah have authority to issue is 1,500,000 which are divided into 500,000 Preferred Shares with a par value of $.01 each and 1,000,000 Common Shares with a par value of $.A1 each, amounting in the aggregate to Fifteen Thousand ($15,000) Dollars.

Each issued and outstanding Common Share shall entitle the holder thereof to full voting power.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Shares in as 3s, and by fling a certificate pursuant to the applicable law of the State of Delaware, o establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications limitations or restrictions thereof. The number of authorized (zed Preferred Shares may be increased or decreased (but not below the number o! Am s thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common. Shares, without a vote of the holders of the Preferred Shares or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Shares.

The name and the mailing address of the incorporator:

Name

Thomas E. Jones

Mailing Address

1094 Easy Street ; Grapevine. Texas

The Corporation is to have perpetual exist

BE: Whenever a compromise or arrange: Corporation and its creditors or any loss of them and/or its stockholders or any class of them, any court of equitable of Delaware may, on the application in a summary way creditor or stockholder thereof or on the application appointed for this Corporation under Section 291 of Title the application of trustees in dissolution or of any receive c Corporation under Section 279 of Title 8 of the Delaware creditors or loss of creditors, and/or of the stockholders the stockholders or class of creditors, and/or the stockholders this Corporation, as the case may be, to be summoned in directs. If a majority in number representing three four class of creditors, and/or of the stockholders of class of sty as the case may be, agree to any compromise or arrangements this Corporation as consequence of such compromise compromise or arrangement and the said reorganization to which the said application has been made, be binding creditors, and/or on all the stockholders or class of stock t the case may be, and also on this Corporation.

This Agreement is proposed between this Between this Corporation and s jurisdiction within the State of this Corporation or of any )f any receiver or receivers 3 of the Delaware Code receivers appointed for this Code order a meeting of the class of creditors, and/or of stockholders or class of stockholders of Lich manner as the said court .s in value of the creditors or of this Corporation, t and to any reorganization of or arrangement, the said all, if sanctioned by the court n all the creditors or class of holders of this Corporation, as

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, d and d regulation of the powers of the Corporation. and of its directors and of its stockholders ; or any class thereof, as the case may be, it is further provided: '

1. The management of the business any the conduct of the affairs of the Corporation shall be vested in its Board of Direr Drs. The number of directors which shall constitute the whole Board of Directs a shall be faced by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the s same meaning, to wit, the total number of directors which the Corporation would is have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws ( the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of
Section 109 of the General Corp, Canon Law of the State of Delaware, and, after the Corporation has receive! any payment for any of its stock, the power to adopt, amend, or repeat the power exercised by the Board of Directors of the Corporation

3. Whenever the corporation shall be au of stock, each outstanding share shall entitle the 1 the right to vote at, any meeting of stockholders I be authorized to issue more than one class of stogy class of stock which is denied voting power under t of Incorporation shall entitle the holder thereof to t of stockholders except as the provisions of paragraph Section 242 of the General Corporation Law of otherwise require; provided, that no share of any denied voting power shall entitle the holder there decrease in the number of authorized shares of said.

The personal liability of the, directors eliminated to the fullest extent permitted by paragraph. 102 of the General Corporation Law of the State of D amended and supplemented.

Laws of the Corporation may be not.

authorized to issue only one class holder thereof to notice of and whenever the Corporation shall no outstanding share of any e provisions of the Certificate e right to vote at any meeting paragraph (2) of subsection (b) of :.he State of Delaware shall such class which is otherwise to vote upon the increase or less. f the Corporation is hereby I of subsection (b) of Section aware, as the same may be
The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as, the same may be amended and supplemented, indemnify any and all persons whom it s ill have power to indemnify under said section from and against any and all of the expense liabilities, or other matters referred to is or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights W which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders ; or disinterested directors or otherwise, both as to action in his official capacity and as n action in another capacity while holding such office, and shall continue as to a pension .on who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ELEVENTH: From tame to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and r. per provisions authorized by the laws of the State of Delaware at the time in force ma be added or inserted in the manner and at the time prescribed by said laws, and all rights a at any time conferred upon the stockholders of the Corporation by this Certificate ' Incorporation are granted subject to the provisions of this Article ELEVEN.

Signed on June 7, 1998.

THOMAS E. JONES INCORPORATOR